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                                 CLIENT LETTER

                               MARKEL CORPORATION

                                Offer to Exchange
                         Any and All of the Outstanding

                         7.2% Terra Nova Notes Due 2007

                                       and

                         7.0% Terra Nova Notes Due 2008

                                    issued by

                          Markel International Limited
               (formerly, Terra Nova Insurance (UK) Holdings Plc)

                   and Solicitation of Consents for Amendment
                            of the Related Indentures

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THE CONSENT PAYMENT DEADLINE WILL BE 5:00 P.M., NEW YORK CITY TIME, ON MAY __,
2002, UNLESS EXTENDED. EACH OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY __, 2002, UNLESS EXTENDED OR EARLIER TERMINATED. THE COMPANY MAY EXTEND THE CONSENT PAYMENT DEADLINE OR THE EXPIRATION OF THE OFFER FOR EITHER SERIES OF NOTES WITHOUT EXTENDING ANY SUCH TIME FOR THE OTHER SERIES OF NOTES. HOLDERS OF THE APPLICABLE NOTES WHO DESIRE TO RECEIVE A CONSENT PAYMENT MUST VALIDLY
CONSENT TO THE PROPOSED AMENDMENTS AND TENDER THEIR NOTES PRIOR TO THE
APPLICABLE CONSENT PAYMENT DEADLINE. You may only revoke a consent by validly withdrawing the notes prior to the consent payment deadline. HOLDERS WHO TENDER THEIR NOTES AFTER THE CONSENT PAYMENT DEADLINE WILL NOT RECEIVE THE APPLICABLE CONSENT PAYMENT. Tenders of notes made after the Consent Payment Deadline may not be withdrawn. THE COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT IN CONNECTION WITH A TENDER OF NOTES PURSUANT TO THE OFFERS PRIOR TO THE CONSENT PAYMENT DEADLINE WILL BE DEEMED TO CONSTITUTE THE DELIVERY OF CONSENTS WITH RESPECT TO THE NOTES TENDERED.
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                                                                  April __, 2002

To Holders of the Notes of each Series Listed Above:

     We are offering to exchange all of the notes of Markel International Limited, formerly Terra Nova Insurance (UK) Holdings Plc ("Terra Nova"), of each series listed above for new Markel Corporation notes, on the terms and subject to the conditions set forth in our enclosed Prospectus and Consent Solicitation Statement (the "Statement"). If

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you tender notes, you will, by the act of tendering, be consenting to various amendments to the applicable indenture under which those notes were issued. Our obligation to purchase tendered notes is conditioned on, among other things, satisfaction of the Consent Condition, as defined in the Statement, and a valid tender of a majority in principal amount held by nonaffiliates of Terra Nova of the two series of notes as described in the Statement.

     For your convenience, we summarize certain terms of the Offers below. This summary is not complete. You should read the Statement for a more detailed description of the terms of the Offers.

Consent Payment and Settlement Date

     We will pay an amount in cash equal to the applicable consent payment listed on the cover page of the Statement for each of your notes accepted for exchange if you tender your notes prior to the applicable consent payment deadline. If you do not validly tender your notes prior to the applicable consent payment deadline, you will not receive the applicable consent payment. We will issue the new Markel notes and pay the consent payment on the third business day after the date the applicable Offer expires.

Withdrawal Rights

     The valid withdrawal of tendered Terra Nova notes prior to the applicable consent payment deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Terra Nova indenture. You may only revoke a consent by validly withdrawing the related Terra Nova notes prior to the consent payment deadline. Tenders of notes made after the consent payment deadline may not be withdrawn.

How to Accept an Offer

     If you would like to tender notes pursuant to the Offer, you may do so through DTC's ATOP program or by following the instructions that appear in the Statement and in the related Letter of Transmittal and Consent and completing the Letter of Instructions (the "Instructions") attached hereto. If you tender
                                                                 -------------
through ATOP you do not need to complete the Letter of Transmittal and Consent.
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     If you hold your notes through a broker or other nominee, only that broker or nominee can tender your notes. In that case, you must instruct your broker or nominee if you want to tender those notes. The Instructions should be signed, completed and forwarded to your broker or nominee as promptly as possible in order to permit the tender your notes.

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     If you have questions about the Offers or procedures for tendering, you should contact the Dealer Manager or the Information Agent at one of their telephone numbers set forth below. If you would like additional copies of the Statement and the related Letter of Transmittal and Consent, you should call the Information Agent at its telephone number set forth below.


                                                         Very truly yours,

                                                         MARKEL CORPORATION



The Information Agent for the Exchange Offers is:

     Mackenzie Partners, Inc.
     U.S. Toll-Free:
     Banks, Brokers and From Outside the U.S.:

The exclusive Dealer Manager for the Exchange Offers is:

     JPMorgan
     270 Park Avenue, 8th Floor
     New York, NY 10017
     U.S. Toll-Free: (866) 834-4666
     From Outside the U.S.: (212) 834-4388

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                             LETTER OF INSTRUCTIONS
                      WITH RESPECT TO DELIVERY OF CONSENTS
                  IN CONNECTION WITH THE OFFER OF EXCHANGE AND
            SOLICITATION OF CONSENTS FOR TO BE USED IF YOU WISH YOUR
                   BROKER OR NOMINEE TO CONSENT ON YOUR BEHALF

          The undersigned acknowledge(s) receipt of the letter and the enclosed Prospectus and Consent Solicitation Statement dated April ___, 2002 (the "Statement") in connection with the Offer of Exchange and Solicitation of Consents for the Proposed Amendments (as defined in the Consent Solicitation Statement) of the Indentures governing the Notes of Markel Corporation referred to in the Statement (the "Notes").

          AUTHORIZATION TO CONSENT-This will authorize you to deliver the undersigned's Consents with respect to the principal amount of Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Statement dated April ___, 2002. Please sign below and provide the following information:

                  _____________________________________________
                                  Signature(s)

                  _____________________________________________
                             Name(s) (please print)

                  _____________________________________________
                                     Address

                  _____________________________________________
                               Address (continued)

                  _____________________________________________
                                    Zip Code

                  _____________________________________________
                         Area Code and Telephone Number

                  _____________________________________________
                  Tax Identification or Social Security Number

                  _____________________________________________
                           My Account Number with You

                  _____________________________________________
                       Principal Amount Beneficially Owned

                  _____________________________________________
                  Principal Amount as to which consent is Given
                  (must be an integral multiple of U.S.$1,000)


Dated:___________________, 2002